SUB-ITEM 77Q1(a)

                              AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                       AIM SELECT REAL ESTATE INCOME FUND

          WHEREAS, THIS AGREEMENT AND DECLARATION OF TRUST of AIM Select Real Estate Income Fund, dated March 11, 2002, as previously amended and restated dated May 15, 2002, is hereby amended and restated effective as of September 14, 2005, among Bob R. Baker, Frank S. Bayley, James T. Bunch, Bruce L. Crockett, Albert R. Dowden, Edward K. Dunn, Jr., Jack M. Fields, Carl Frischling, Robert
H. Graham, Gerald J. Lewis, Prema Mathai-Davis, Lewis F. Pennock, Ruth H. Quigley, Larry Soll and Mark H. Williamson, as the Trustees, and each person who becomes a Shareholder in accordance with the terms hereinafter set forth.

          NOW, THEREFORE, the Trustees do hereby declare that all money and property contributed to the trust hereunder shall be held and managed in trust under this Agreement for the benefit of the Shareholders as herein set forth below.

                                   ARTICLE I
               NAME, DEFINITIONS, PURPOSE AND CERTIFICATE OF TRUST

     Section 1.1 Name. The name of the statutory trust continued hereby is AIM Select Real Estate Income Fund, and the Trustees may transact the Trust's affairs in that name. The Trust shall constitute a Delaware statutory trust in accordance with the Delaware Act.

     Section 1.2 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) "Affiliated Person," "Company," "Person," and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder. The term "Commission" shall have the meaning given it in the 1940 Act;

     (b) "Agreement" means this Amended and Restated Agreement and Declaration of Trust, as it may be amended or amended and restated from time to time;

     (c) "Bylaws" means the Bylaws referred to in Section 4.1(f), as from time to time amended;

     (d) "Cause" means that a Trustee has been found, in a final determination, to have engaged in gross negligence, willful misconduct or fraud, to have committed a material breach of this Agreement or to have been convicted of a felony. For purposes of this definition, "final determination" means (i) a determination set forth in a binding settlement agreement signed by the Trustee alleged to have committed an act arguably justifying removal, (ii) if judicial relief is permitted hereunder, a final judicial determination, not subject to further appeal, by a court

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          of competent jurisdiction, or (iii) if arbitration is required by applicable law, a final arbitral determination not subject to further review;

     (e) "Class" means a portion of Shares of the Portfolio established in accordance with the provisions of Sections 2.3(b) and 2.3(c); provided, however, that with respect to the Class designated as the Preferred Shares, all Preferred Series thereof collectively shall be a part of, and included in, the Class of Preferred Shares, and no Preferred Series thereof shall be treated as a separate Class for any purpose herein;

     (f) "Common Shares" has the meaning specified in Sections 2.3(b) and 2.3(c);

     (g) "Covered Person" means a person who is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trustees as a director, trustee, partner, officer, employee or agent of a corporation, trust, partnership, joint venture or other enterprise;

     (h)  The "Delaware Act" refers to the Delaware Statutory Trust Act, 12 Del.
          C. Section 3801 et seq., as such Act may be amended from time to time;

     (i) "Exempt Merger" means a merger or consolidation of the Trust or the Portfolio or any Class thereof with or into another Company or with and into another Class or a conversion of the Trust or the Portfolio or any Class thereof where either (A) the primary purpose of such merger or consolidation is to change the Trust's or the Portfolio's domicile or form of organization or (B) after giving effect to such merger, consolidation or conversion, based on the number of Outstanding Shares as of a date selected by the Trustees, the Shareholders of the Trust or the Portfolio or such Class will have a majority of the outstanding shares of the surviving or converted Company or Class, as the case may be;

     (j) "Exempt Sale" means a sale, lease or exchange or all or substantially all the assets of the Portfolio to any Person where the primary purpose of such sale is to change the Trust's or the Portfolio's domicile or form of organization;

     (k) "Exempt Termination" means the termination of the Trust or the Portfolio or any Class thereof where, as of the date on which the Trustees have determined to so terminate the Trust or the Portfolio or such Class, there are fewer than 100 holders of record of the Trust or of the Portfolio or of such terminating Class;

     (l) "fund complex" has the meaning specified in Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time;

     (m) "Governing Instrument" means collectively this Agreement, the Bylaws, all amendments to this Agreement and the Bylaws, all written committee and subcommittee charters adopted by the Trustees, and every resolution of the Trustees or any committee or sub-committee of the Trustees that by its terms is incorporated by reference into this Agreement or stated to constitute part of the Trust's Governing Instrument or that is incorporated herein by Section 2.3 of this Agreement;


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     (n)  "Majority Shareholder Vote" means "the vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Trust, Portfolio, or Class, as applicable;

     (o)  "Majority Trustee Vote" means the vote of a majority of the Trustees;

     (p) The "1940 Act" means the Investment Company Act of 1940, as amended from time to time, and the rules promulgated thereunder;

     (q) "Outstanding Shares" means Shares shown on the books of the Trust or any Portfolio or the Trust's transfer agent as then issued and outstanding, but excludes Shares of the Portfolio that the Portfolio or the Trust has redeemed or repurchased;

     (r) "Portfolio" means the series of Shares of the Trust, within the meaning of Section 3804(a) of the Delaware Act, established in accordance with the provisions of Section 2.3(a);

     (s) "Preferred Series" means a portion of the Preferred Shares established in accordance with the provisions of Section 2.3(c);

     (t)  "Preferred Shares" has the meaning specified in Section 2.3(c);

     (u)  "Preferred Share Trustees" has the meaning specified in Section 3.2;

     (v)  "Principal Shareholder" has the meaning specified in Section 6.2(b);

     (w)  "Senior Securities" has the meaning specified in Section 2.8;

     (x)  "Shareholder" means a record owner of Outstanding Shares of the Trust;

     (y) "Shares" shall include the Common Shares and the Preferred Shares, and means, as to the Portfolio or any Class thereof, the equal proportionate transferable units of beneficial interest into which the beneficial interest of the Portfolio or such Class thereof shall be divided and may include fractions of Shares in 1/1000th of a Share or integral multiples thereof as well as whole Shares;

     (z) The "Trust" means AIM Select Real Estate Income Fund, the Delaware statutory trust continued hereby;

     (aa) The "Trustees" means the Persons who have signed this Agreement as trustees so long as they shall continue to serve as trustees of the Trust in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed as Trustee in accordance with the provisions of Section 3.4, or elected as Trustee by the Shareholders, and reference herein to a Trustee or to the Trustees shall refer to such Persons in their capacity as Trustees hereunder; and

     (bb) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Portfolio, or by the Trustees on behalf of the Portfolio.


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     Section 1.3 Purpose. The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through the Portfolio investing primarily in securities and other Trust Property and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Agreement.

     Section 1.4 Certificate of Trust. The Trust's Certificate of Trust has been filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

                                   ARTICLE II
                               BENEFICIAL INTEREST

     Section 2.1 Shares of Beneficial Interest. The Trust is authorized to issue one series of beneficial interests within the meaning of Section 3804(a) of the Delaware Act, which shall constitute the Trust's sole Portfolio. The beneficial interests of the Portfolio shall be divided into an unlimited number of Shares, with par value of $0.001 per Share. All Shares issued hereunder, including without limitation, Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

     Section 2.2 Issuance of Shares. Except as otherwise provided for herein, the Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares, in addition to the then issued and Outstanding Shares, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Portfolio. Contributions to the Trust may be accepted for, and Shares shall be redeemed or repurchased as, whole Shares and/or 1/1,000th of a Share or integral multiples thereof.

     Section 2.3 Establishment of Portfolio and Classes.

     (a) The Trustees hereby establish and designate as the Trust's sole Portfolio the AIM Select Real Estate Income Fund. The Shares of the Portfolio shall have the relative rights and preferences provided for herein and such rights and preferences as may be designated by the Trustees in any amendment or modification to the Trust's Governing Instrument. The Trust shall maintain separate and distinct records for the Portfolio and shall hold and account for the Trust Property belonging thereto.

     (b) The Portfolio of the Trust shall initially have one Class, with an unlimited number of Shares. The Trustees hereby establish and designate for the Portfolio, as the Portfolio's initial Class, Shares, having the powers, preferences, rights, qualifications, limitations and restrictions described in Sections 2.5 and 2.6 (the "Common Shares"). Expenses, costs, charges, and reserves allocated to a Class in accordance with Section 2.5(c) shall be borne solely by that Class. Dividends declared and payable to the Common Shares pursuant to
          Section 7.1 shall reflect the items separately allocated thereto pursuant to the preceding sentence.


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     (c)  The Trustees may at any time establish an additional Class of Shares of the Portfolio, with an unlimited number of Shares unless otherwise specified, and generally having the powers, rights, qualifications, limitations and restrictions described in Sections 2.5 and 2.7 (the "Preferred Shares"). Such Preferred Shares shall be established by the adoption of one or more resolutions by the Trustees. Each such resolution is hereby incorporated herein by this reference and made a part of the Governing Instrument whether or not expressly stated in such resolution and may be amended by a further resolution and may be amended by a further resolution, and shall be effective upon the occurrence of the date stated therein (or, if no such date is stated, upon the date of such adoption). The Trustees also may establish one or more Preferred Series of the Preferred Shares in accordance with the provisions of Section 18(c) of the 1940 Act, each with an unlimited number of Preferred Shares unless otherwise specified (each, a "Preferred Series"). Each such Preferred Series shall be established by the adoption of one or more resolutions by the Trustees. Each such resolution is hereby incorporated herein by this reference and made a part of the Governing Instrument whether or not expressly stated in such resolution, and shall be effective upon the occurrence of the date stated therein (or, if no such date is stated, upon the date of such adoption).

     Section 2.4 Actions Affecting the Portfolio and Classes. Subject to the right of Shareholders, if any, to vote pursuant to Section 6.1 and except as otherwise provided for herein, the Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Shareholders of the Portfolio or any Class thereof, to establish and designate and to change in any manner the Portfolio or any Class thereof; to fix or change such preferences, voting powers, rights, and privileges of the Portfolio or any Class thereof, as the Trustees may from time to time determine, including any change that may adversely affect a Shareholder; to divide or combine the Shares of the Portfolio or any Class thereof into a greater or lesser number; to classify or reclassify or convert any issued Shares of the Portfolio or any Class thereof into one or more Classes of Shares of the Portfolio; and to take such other action with respect to the Shares as the Trustees may deem desirable. The Portfolio and any Class thereof may issue any number of Shares but need not issue any Shares. At any time that there are no Outstanding Shares of the Portfolio or any Class thereof previously established and designated, the Trustees may abolish the Portfolio or that Class and the establishment and designation thereof.

     Section 2.5 Relative Rights and Preferences. Unless the establishing resolution or any other resolution adopted pursuant to Section 2.3 otherwise provides, Shares of the Portfolio and any Class thereof established hereunder shall have the following relative rights and preferences:

     (a) Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Class.

     (b) All consideration received by the Trust for the issue or sale of Shares of the Portfolio, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately and may be


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          referred to herein as "assets belonging to" the Portfolio. The assets belonging to the Portfolio shall belong to the Portfolio for all purposes, subject only to the rights of creditors of the Portfolio.

     (c) The Portfolio shall be charged with the liabilities of the Portfolio, and all expenses, costs, charges and reserves attributable to the Portfolio shall be borne by the Portfolio; provided that the Trustees may, in their sole discretion, allocate or authorize the allocation of particular expenses, costs, charges, and/or reserves of the Portfolio to fewer than all the Classes thereof. Any general liabilities, expenses, costs, charges or reserves of the Portfolio that are not readily identifiable as chargeable to or bearable by any particular Class shall be allocated and charged by the Trustees between or among any one or more of the Classes in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders for all purposes.

     (d) Shares redeemed or repurchased by the Portfolio or the Trust shall be deemed to be canceled.

     (e) The Trust may issue Shares in fractional denominations of 1/1000th of a Share or integral multiples thereof to the same extent as its whole Shares, and Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares of the same Class, including without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon termination of the Trust, but excluding the right to receive a certificate representing fractional Shares.

          All references to Shares in this Agreement shall be deemed to be shares of the Portfolio, or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to the Portfolio, and each Class thereof, except as the context otherwise requires. All references to Preferred Shares in this Agreement shall be deemed to include any Preferred Series thereof, and all provisions herein relating to the Preferred Shares shall apply collectively to all Preferred Series thereof and shall not apply separately to any such Preferred Series.

     Section 2.6 Additional Rights and Preferences of Common Shares.

     (a) Except as set forth in paragraph (c) of Section 2.5, each Common Share shall represent an equal pro rata interest in the assets belonging to the Portfolio and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications and designations and terms and conditions with each other Common Share.

     (b) Subject to the rights of the holders of the Preferred Shares, if any, in the event of the termination of the Trust the holders of the Common Shares shall be entitled to receive pro rata the net distributable assets of the Portfolio.

     (c) The holders of the Common Shares shall not, as such holders, have any right to acquire, purchase or subscribe for any Common Shares or securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine.


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     (d)  Subject to the rights of the holders of the Preferred Shares, if any, dividends or other distributions, when, as and if declared by the Trustees, shall be shared equally by the holders of Common Shares on a Share for Share basis. The Trustees may direct that any dividends or other distributions or any portion thereof as declared and distributed shall be paid in cash to the holder, or, alternatively, may direct that any such dividends be reinvested in full and fractional Shares of the Trust, if such holder elects to have them reinvested.

     (e) Common Shares may be issued from time to time, without the vote of the Shareholders (or, if the Trustees in their sole discretion deem advisable, with the vote of Shareholders), either for cash or for such other consideration (which may be in any one or more instances a certain specified consideration or certain specified considerations) and on such terms as the Trustees, from time to time, may deem advisable, and the Portfolio may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities).

     Section 2.7 Additional Rights and Preferences of Preferred Shares. If the Trust establishes and issues Preferred Shares, such Preferred Shares shall be issued from time to time in one or more Preferred Series with such distinctive serial designations and (i) may have such additional voting powers, full or limited; (ii) may be subject to redemption or repurchase at such time or times and at such price or prices; (iii) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on the Common Shares; (iv) may have such additional rights upon the termination of, or upon any distribution of the assets of, the Trust, the Portfolio, the Preferred Shares or any Preferred Series thereof; (v) may be made convertible into, or exchangeable for, Common Shares, at such price or prices or at such rates of exchange and with such adjustments; and (vi) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Shares from time to time adopted by the Trustees (or a committee thereof) in accordance with Section 2.3(c) and all of which shall be in addition to any other rights explicitly set forth in the Governing Instrument. Each such resolution is hereby incorporated herein by this reference and made a part of the Governing Instrument whether or not expressly stated in such resolution, and shall be effective upon the occurrence of the date stated therein (or, if no such date is stated, upon the date of such adoption). Any of such matters may be made dependent upon facts ascertainable outside this Agreement, or outside the resolution or resolutions providing for the issuance of such Preferred Shares.

     Section 2.8 Establishment of Senior Securities. Neither the Trust nor the Portfolio shall initially have any Senior Securities (as defined below); provided, however, that the Trustees may establish (1) a Class of Preferred Shares having priority over the Common Shares in accordance with this Article II or (2) bonds, debentures, notes or similar obligations or instruments constituting a security and evidencing indebtedness for purposes of the 1940 Act and having priority over the Common Shares (together, "Senior Securities"), upon such terms and conditions as the Trustees shall establish in one or more resolutions and in accordance with the 1940 Act and other applicable federal or state securities laws. Each Senior Security shall be established by the adoption of one or more resolutions by the Trustees. Each such resolution is hereby incorporated herein by this reference and made a part of the Governing Instrument whether or not expressly stated in such resolution, and shall be effective upon the occurrence of both (i) the date stated therein (or, if no such date is stated, upon the date of such adoption) and


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(ii) the execution of an amendment to this Agreement, if required by such resolution, establishing and designating such Senior Security.

     Section 2.9 Investment in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees from time to time may authorize. At the Trustees' sole discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the Portfolio is authorized to invest, valued as provided in applicable law. Each such investment shall be recorded in the individual Shareholder's account in the form of full and fractional Shares of the applicable Class of the Portfolio.

     Section 2.10 Personal Liability of Shareholders. As provided by applicable law, no Shareholder of the Trust shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or the Portfolio or any Class thereof. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholder or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. The Shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation of personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or the Portfolio shall include a recitation limiting the obligation represented thereby to the Portfolio and the assets belonging thereto (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust or otherwise limit any benefits set forth in the Delaware Act that may be applicable to such Persons).

     Section 2.11 Assent to Agreement. Every Shareholder, by virtue of having purchased a Share, shall be held to have expressly assented to, and agreed to be bound by, the terms hereof. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to rights of said decedent under the Governing Instrument.

                                   ARTICLE III
                                  THE TRUSTEES

     Section 3.1 Management of the Trust. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Agreement. The Trustees shall have power to conduct the business of the Trust and the Portfolio and carry on their operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any and all foreign jurisdictions and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust or the Portfolio although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust or the Portfolio made by the Trustees in


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good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Trustees.

          The enumeration of any specific power in this Agreement shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court or other authority.

     Section 3.2 Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a majority of the Trustees; provided, however, that the number of Trustees shall in no event be less than two (2) nor more than sixteen (16). The Trustees as of the date hereof are those first identified above. If there are any Preferred Shares issued and outstanding, holders of such Preferred Shares shall have the right to elect two (2) of the Trustees (the "Preferred Share Trustees"), voting separately as a Class, at the next meeting of Shareholders to elect Trustees at which the Preferred Share Trustee's term expires. One Preferred Share Trustee shall be a member of Class II of the Trustees and the other Preferred Share Trustee shall be a member of Class III of the Trustees (as such terms are described in Section 3.3(a)). The initial Preferred Share Trustees shall be designated in one or more resolutions by the Trustees. Each such resolution is hereby incorporated herein by this reference and made a part of the Governing Instrument whether or not expressly stated in such resolution, and shall be effective upon the occurrence of the date stated therein (or, if no such date is stated, upon the date of such adoption).

     Section 3.3 Classification of Board; Terms of Office of Trustees.

     (a) The Board of Trustees shall be classified, with respect to their respective terms of office, into three classes: Class I, Class II and Class III. The number of Trustees in each Class shall be as nearly equal in number as reasonably possible. The Trustees in each Class shall hold office until their successors are elected and qualified. Each member of the Board of Trustees in Class I shall initially hold office until the first meeting of Shareholders to elect Trustees; each member of the Board of Trustees in Class II shall initially hold office until the second meeting of Shareholders to elect Trustees; and each member of the Board of Trustees in Class III shall initially hold office until the third meeting of Shareholders to elect Trustees. At each meeting of the Shareholders to elect Trustees, the successors to the Class of Trustees whose terms expire at that meeting shall be elected to hold office for a term of three years and until the election and qualification of their respective successors. The initial Trustee in Class I shall be Lewis F. Pennock, the initial Trustee in Class II shall be Louis S. Sklar, and the initial Trustee in Class III shall be Robert H. Graham. The Board of Trustees shall, by one or more resolutions, further classify any additional Trustees. Each such resolution is hereby incorporated herein by this reference and made a part of the Governing Instrument whether or not expressly stated in such resolution, and shall be effective upon the occurrence of the date stated therein (or, if no such date is stated, upon the date of such adoption).

     (b) For the duration of their terms, the Trustees shall hold office during the lifetime of this Trust, and until its termination as herein provided; except that (A) any Trustee may resign his trusteeship or may retire by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (B) any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the


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          number of Trustees prior to such removal, specifying the date when such removal shall become effective; (C) any Trustee who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; (D) a Trustee may be removed for Cause at any meeting of the Shareholders as provided for in Section 6.2(a)(7); and
          (E) a Trustee shall be retired in accordance with the terms of any retirement policy adopted by the Trustees and in effect from time to time.

     Section 3.4 Vacancies and Appointment of Trustees. In case of the declination to serve, death, resignation, retirement or removal of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the determination of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustees may fill such vacancy by appointing such other person as they in their discretion shall see fit, or may leave such vacancy unfilled or may reduce the number of Trustees to not less than two (2) Trustees. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.

          An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, or removal of a Trustee, or an increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at the time or after the expected vacancy occurs. As soon as any Trustee appointed pursuant to this Section 3.4 or elected by the Shareholders shall have accepted the Trust and agreed in writing to be bound by the terms of the Agreement, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

     Section 3.5 Temporary Absence of Trustee. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

     Section 3.6 Effect of Death, Resignation, etc. of a Trustee. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Agreement.

     Section 3.7 Ownership of Assets of the Portfolio. The assets of the Portfolio thereof shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in all of the assets of the Portfolio and the right to conduct any business shall at all times be considered as vested in the Trustees on behalf of the Portfolio, except that the Trustees may cause legal title to any Trust Property to be held by or in the name of the Portfolio, or in the name of any Person as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Portfolio or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the assets belonging to the Portfolio in which the Shareholder holds Shares. The Shares shall be personal property giving only the rights specifically set forth in this Agreement or the Delaware Act.

                                   ARTICLE IV
                             POWERS OF THE TRUSTEES

     Section 4.1 Powers. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. Without limiting the foregoing and subject to any applicable limitation in this Agreement or the Bylaws of the Trust, the Trustees shall have power and authority:

     (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Portfolio;

     (b) To operate as, and to carry on the business of, an investment company, and to exercise all the powers necessary and appropriate to the conduct of such operations;

     (c) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Trust Property;

     (d)  To authorize the issuance of Senior Securities in accordance with
          Section 2.8;

     (e) To provide for the distribution of Shares either through a principal underwriter in the manner hereafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

     (f) To adopt Bylaws not inconsistent with this Agreement providing for the conduct of the business of the Trust and the Portfolio and to amend and repeal them to the extent that they do not reserve such right to the Shareholders; such Bylaws shall be deemed incorporated and included in this Agreement;

     (g) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

     (h) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other domestic or foreign entities as custodians of any assets of the Portfolio subject to any conditions set forth in this Agreement or in the Bylaws;

     (i) To retain one or more transfer agents and shareholder servicing agents;

     (j)  To set record dates in the manner provided herein or in the Bylaws;

     (k) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter or other agent or independent contractor;

     (l) To sell or exchange any or all of the assets of the Portfolio, subject to the right of Shareholders, if any, to vote on such transaction pursuant to Section 6.1;

     (m) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies and powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustee shall deem proper;

     (n) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

     (o) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trust or of the Portfolio or a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware statutory trusts or investment companies;

     (p) To establish a Class of Preferred Shares and one or more Preferred Series thereof, in accordance with the provisions of Article II hereof and having relative rights, powers and duties as they may provide consistent with this Agreement and applicable law;

     (q) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

     (r)  To engage in Exempt Mergers, Exempt Sales and Exempt Terminations;

     (s) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

     (t) To declare and pay dividends and make distributions of income and of capital gains and capital to Shareholders in the manner hereinafter provided;

     (u) To establish, from time to time, a minimum investment for Shareholders in the Portfolio or any Class thereof;

     (v) To redeem or repurchase Shares as provided for in this Agreement, upon such terms and conditions as the Trustees shall establish;

     (w) To establish one or more committees or sub-committees, to delegate any of the powers of the Trustees to said committees or sub-committees and to adopt a written charter for one or more of such committees or sub-committees governing its membership, duties and operations and any other characteristics the Trustees may deem proper, each of which committees and sub-committees may consist of less than the whole number of Trustees then in office, and may be empowered to act for and bind the Trustees, the Trust and the Portfolios, as if the acts of such committee or sub-committee were the acts of all the Trustees then in office;

     (x) To interpret the investment policies, practices or limitations of the Portfolio;

     (y) To establish a registered office and have a registered agent in the State of Delaware; and

     (z) In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

          The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the Portfolio, and not an action in an individual capacity.

          The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

          No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

     Section 4.2 Issuance, Redemption and Repurchase of Shares. The Trustees shall have the power to issue, sell, redeem, repurchase, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Articles II and VII hereof, to apply to any such redemption, repurchase, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or any assets belonging to the Portfolio, with respect to which such Shares are issued.

     Section 4.3 Action by the Trustees. The Board of Trustees or any committee or sub-committee thereof shall act by majority vote of those present at a meeting duly called as set forth in the Bylaws at which a quorum required by the Bylaws is present. Any action that may be taken by the Board of Trustees or any committee or sub-committee thereof by majority vote at a meeting duly called and at which a quorum required by the Bylaws is present, may also be taken by written consent of at least seventy-five percent (75%) of the Trustees or members of the committee or sub-committee, as the case may be, without a meeting, provided that the writing or writings are filed with the minutes of proceedings of the Board or committee or sub-committee. Written consents or waivers of the Trustees may be executed in one or more counterparts. Any written consent or waiver may be provided and delivered to the Trust by any means by which notice may be given to a Trustee. Subject to the requirements of this Agreement and the 1940 Act, the Trustees by Majority Trustee Vote may delegate to any

Trustee or Trustees or committee or sub-committee authority to approve particular matters or take particular actions on behalf of the Trust or any Portfolio.

     Section 4.4 Principal Transactions. The Trustees may, on behalf of the Portfolio, buy any securities from or sell any securities to, or lend any assets of the Portfolio to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor, or transfer agent for the Trust or with any Affiliated Person of such Person; and the Trust may employ any such Person, or firm or Company in which such Person is an Affiliated Person, as broker, legal counsel, registrar, investment adviser, distributor, administrator, transfer agent, dividend disbursing agent, custodian, or in any capacity upon customary terms, subject in all cases to applicable laws, rules, and regulations and orders of regulatory authorities.

     Section 4.5 Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or the Portfolio, or partly out of the principal and partly out of income, and to charge or allocate to, between or among such one or more of the Classes, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Portfolio or Class, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser and manager, administrator, principal underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

     Section 4.6 Trustee Compensation. The Trustees as such shall be entitled to reasonable compensation from the Portfolio. They may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Portfolio.

     Section 4.7 Independent Trustee. A Trustee who is an "Independent Trustee," as that term is defined in the Delaware Act, shall be deemed to be independent and disinterested for all purposes when making any determinations or taking any action as a Trustee.

                                   ARTICLE V
                  INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND
                                 TRANSFER AGENT

     Section 5.1 Investment Adviser. The Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust or the Portfolio whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine.

          The Trustees may authorize the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon among the Trustees, the investment adviser and sub-adviser. Any references in this Agreement to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

     Section 5.2 Other Service Contracts. The Trustees may authorize the engagement of a principal underwriter, transfer agent, administrator, custodian, and similar service providers.

     Section 5.3 Parties to Contract. Any contract of the character described in Sections 5.1 and 5.2 may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract.

     Section 5.4 Miscellaneous. The fact that (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any Company or of or for any parent or affiliate of any Company, with which an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian or other agency contract may have been or may hereafter be made, or that any such Company, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that (ii) any Company with which an advisory or administration contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian, or other agency contract may have been or may hereafter be made also has an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian or other agency contract with one or more other companies, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                   ARTICLE VI
        SHAREHOLDERS' VOTING POWERS, GENERAL VOTING STANDARDS AND MEETING

     Section 6.1 Voting Powers and General Voting Standards. The Shareholders shall have power to vote only to:

     (a) elect Trustees in accordance with Sections 3.2 and 3.3, provided that a meeting of Shareholders has been called for that purpose;

     (b) approve any of the actions or transactions described in Section 6.2 of this Agreement, provided that the provisions of Section 6.2 apply to any such actions or transactions; and

     (c) approve such additional matters as may be required by law or as the Trustees, in their sole discretion, shall determine.

          Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Agreement or any of the Bylaws of the Trust to be taken by Shareholders.

          On any matter submitted to a vote of the Shareholders, all Shares shall be voted together, except when otherwise required by this Agreement or by applicable law. In addition, if the Trustees have determined that a matter submitted to a vote of the Shareholders affects fewer than all Classes, then only the Shareholders of such affected Class or Classes shall be entitled to vote thereon. Finally, if the Trustees have determined that a matter submitted to a vote of the Shareholders affects the interests of one Class differently from the interests of any other Class, each Class that is affected differently from any other Class shall be entitled to vote separately thereon.

          Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote.

          In the case of any action or transaction set forth in Sections 6.2(a)(1) through 6.2(a)(6), the approval, adoption, or authorization of the action or transaction in question shall require a Majority Shareholder Vote rather than the affirmative vote or consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Outstanding Shares entitled to vote thereon as provided for in Section 6.2(a) if the action or transaction in question has previously been approved, adopted, or authorized by the affirmative vote of two-thirds of the total number of Trustees, including two-thirds of the Trustees who are not "interested persons" of the Trust, as that term is defined in the 1940 Act.

          If there are Preferred Shares issued and outstanding, in the case of
(i) any action or transaction set forth in Sections 6.2(a)(1) or 6.2(a)(6) or
(ii) any action or transaction set forth in Sections 6.2(a)(2), 6.2(a)(3) or 6.2(a)(4) that adversely affects the Preferred Shares within the meaning of
Section 18(a)(2)(D) of the 1940 Act, then approval, adoption, or authorization of the action or transaction in question shall also require the affirmative vote or consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Preferred Shares voting as a separate Class; provided however, that such separate Class vote shall be a Majority Shareholder Vote if the action or transaction in question has previously been approved, adopted, or authorized by the affirmative vote of two-thirds of the total number of Trustees.

          The vote necessary to approve other matters shall be set forth in the Bylaws.

     Section 6.2 Voting Requirements for Certain Actions and Transactions.

     (a) Notwithstanding any other provision of this Agreement, and subject to the exceptions provided in Section 6.1, each of the following actions and transactions shall require the affirmative vote or consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Outstanding Shares entitled to vote thereon, including Preferred Shares, if any:

          (1) the conversion of the Trust from a closed-end investment company to an open-end investment company;

          (2) the merger or consolidation of the Trust or the Portfolio or any Class thereof with or into another Company or with and into another Class, other than an Exempt Merger;

          (3) the issuance by the Trust, in one transaction or in a series of transactions, of any securities of the Trust having an aggregate value of five percent (5%) or more of the total value of the Outstanding Shares to any Principal Shareholder for cash;

          (4) the sale, lease or exchange of all or substantially all the assets of the Portfolio to any Person, other than an Exempt Sale;

          (5) the termination of the Trust or the Portfolio or any Class thereof (other than an Exempt Termination), provided that a meeting of Shareholders has been called for that purpose;

          (6) any amendment to this Agreement that makes the Shares a "redeemable security" as that term is defined in the 1940 Act;

          (7) the removal of one or more Trustees for Cause by the Shareholders, provided that a meeting of Shareholders has been called for that purpose and further provided that only holders of Preferred Shares shall be entitled to vote to remove either of the Preferred Share Trustees;

          (8)  any amendment to Section 3.3 of this Agreement;

          (9) any amendment to Article VIII of this Agreement that would have the effect of reducing the indemnification provided thereby to Covered Persons or to Shareholders or former Shareholders; and

          (10) any amendment or alteration to, or any repeal of the provisions of, this Article VI.

          The voting requirements set forth in this Section 6.2(a) shall be in addition to, and not in lieu of, any vote or consent of the Shareholders otherwise required by applicable law (including, without limitation, any separate vote by Class that may be required by the 1940 Act or by other applicable law), by the terms of any Class that is now or hereafter authorized, by any agreement between the Trust and any national securities exchange, or by this Agreement.

     (b) For purposes of this Section 6.2, the term "Principal Shareholder" shall mean any corporation, person, entity, or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended), which is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the Outstanding Shares of the Trust and shall include any affiliate or associate, as such terms are defined in clause (2) below, of a Principal Shareholder. In calculating the number of Shares beneficially owned by a Shareholder, in addition to the Shares which a corporation, person, entity, or group beneficially owns directly, any corporation, person, entity, or group shall be deemed to be the beneficial owner of any Shares (1) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (2) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (1) above), by any other corporation, person, entity, or group with which it or its "affiliate" or "associate," as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares of the Trust, or which is its "affiliate" or "associate" as so defined. In calculating the number of Outstanding Shares of the Trust, Outstanding Shares of the Trust shall not include Shares deemed owned through application of clause (1) above.

                                  ARTICLE VII
                   DISTRIBUTIONS, REDEMPTIONS AND REPURCHASES

     Section 7.1 Distributions. The Trustees may from time to time declare and pay dividends and make other distributions with respect to the Portfolio or any Class thereof, which may be from income, capital gains or capital. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Common Shares shall be distributed pro rata to the holders of Common Shares in proportion to the number of Common Shares they held on the record date established for such payment, provided that such dividends and other distributions on Common Shares shall appropriately reflect expenses allocated to the Common Shares. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash distribution payment plans, or similar plans as the Trustees deem appropriate.

     Section 7.2 Redemptions of Shares by the Trustees. The Trustees may, at their option, call for the redemption of the Shares of any Person or may refuse to transfer or issue Shares to any Person to the extent that the same is necessary to comply with applicable law or advisable to further the purposes for which the Trust is formed. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or to the Portfolio.

     Section 7.3 Repurchases by the Trust. The Trust may, at the discretion of the Trustees, repurchase its Shares upon such terms and conditions as are established by the Trustees, subject to any applicable provisions of the 1940 Act and other applicable federal or state securities laws.

                                  ARTICLE VIII
                   LIMITATION OF LIABILITY AND INDEMNIFICATION

     Section 8.1 Limitation of Liability. A Trustee or officer of the Trust, when acting in such capacity, shall not be personally liable to any person for any act, omission or obligation of the Trust or any Trustee or officer of the Trust; provided, however, that nothing contained herein or in the Delaware Act shall protect any Trustee or officer against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office with the Trust.

     Section 8.2 Indemnification of Covered Persons. Every Covered Person shall be indemnified by the Trust to the fullest extent permitted by the Delaware Act, the Bylaws and other applicable law.

     Section 8.3 Indemnification of Shareholders. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder of the Trust or the Portfolio or any Class thereof and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or general successor) shall be entitled, out of the assets belonging to the Portfolio, to be held harmless from and indemnified against all loss and expense arising from such liability in accordance with the Bylaws and applicable law. The Trust, on behalf of the

Portfolio or any Class thereof, shall upon request by the Shareholder, assume the defense of any such claim made against the Shareholder for any act or obligation of the Portfolio or any Class thereof.

                                   ARTICLE IX
                                  MISCELLANEOUS

     Section 9.1 Trust Not a Partnership; Taxation. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees in their capacity as such shall look only to the assets of the Portfolio or of the Trust for payment under such credit, contract or claim; and neither the Shareholders, the Trustees, nor the Trust's officers nor any of the agents of the Trustees whether past, present or future, shall be personally liable therefor.

          It is intended that the Trust and the Portfolio, as applicable, be classified for income tax purposes as an association taxable as a corporation, and the Trustees shall do all things that they, in their sole discretion, determine are necessary to achieve that objective, including (if they so determine), electing such classifications on Internal Revenue Form 8832. The Trustees, in their sole discretion and without the vote or consent of the Shareholders, may amend this Agreement to ensure that this objective is achieved.

     Section 9.2 Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article VIII and to Section 9.1, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Agreement, and subject to the provisions of Article VIII and Section 9.1, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

     Section 9.3 Termination of Trust or Portfolio or Class.

     (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the Trustees by written notice to the Shareholders, subject to the right of Shareholders, if any, to vote pursuant to Section 6.1. The Portfolio or any Class thereof may be terminated at any time by the Trustees by written notice to the Shareholders of the Portfolio or such Class, subject to the right of Shareholders, if any, to vote pursuant to Section 6.1.

     (b) On termination of the Trust or the Portfolio pursuant to paragraph (a) above,

          (1) the Trust or the Portfolio thereafter shall carry on no business except for the purpose of winding up its affairs,

          (2) the Trustees shall (i) proceed to wind up the affairs of the Trust or the Portfolio, and all powers of the Trustees under this Agreement with respect thereto shall continue until such affairs have been wound up, including the powers to fulfill or discharge the contracts of the Trust or the

               Portfolio, (ii) collect its assets or the assets belonging thereto, (iii) sell, convey, assign, exchange, or otherwise dispose of all or any part of those assets to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities, or other property of any kind, (iv) discharge or pay its liabilities, and (v) do all other acts appropriate to liquidate its business, and

          (3) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees shall distribute the remaining assets ratably among the Shareholders of the Trust or the Portfolio.

     (c)  On termination of any Class pursuant to paragraph (a) above,

          (1)  the Trust thereafter shall no longer issue Shares of that Class,

          (2) the Trustees shall do all other acts appropriate to terminate that Class, and

          (3) unless different provisions have been established by the Trustees with respect to the Preferred Shares, in which case such provisions shall govern the treatment of the Preferred Shares, the Trustees shall distribute ratably among the Shareholders of that Class, in cash or in kind, an amount equal to the proportionate interest of that Class in the net assets of the Portfolio (after taking into account fees, expenses, or charges allocable thereto), and in connection with any such distribution in cash the Trustees are authorized to sell, convey, assign, exchange or otherwise dispose of such assets of the Portfolio of which that Class is a part as they deem necessary.

     (d) On completion of distribution of the remaining assets pursuant to paragraph (b)(3) above (or the proportionate interest of the Class in the net assets of the Portfolio pursuant to paragraph (c)(3) above), the Trust or the Portfolio (or Class) shall terminate and the Trustees and the Trust shall be discharged from all further liabilities and duties hereunder with respect thereto and the rights and interests of all parties therein shall be cancelled and discharged. On termination of the Trust, following completion of winding up of its business, the Trustees shall cause a Certificate of Cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate may be signed by any one Trustee.

     Section 9.4 Sale of Assets; Merger and Consolidation. Subject to right of Shareholders, if any, to vote pursuant to Section 6.1, the Trustees may cause
(i) the Trust or its Portfolio to the extent consistent with applicable law to sell all or substantially all of its assets to, or be merged into or consolidated with, another statutory trust (or series thereof) or Company (or series thereof), (ii) the Shares of the Trust or the Portfolio or any Class thereof to be converted into beneficial interests in another statutory trust (or series thereof) created pursuant to this Section 9.4, (iii) the Shares of any Class to be converted into another Class of the Portfolio, or (iv) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the

Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or the Portfolio or any Class thereof into beneficial interests in such separate statutory trust or trusts (or series or class thereof).

     Section 9.5 Filing of Copies, References, Headings. The original or a copy of this Agreement or any amendment hereto or any supplemental agreement shall be kept at the office of the Trust where it may be inspected by any Shareholder. In this Agreement or in any such amendment or supplemental agreement, references to this Agreement, and all expressions like "herein," "hereof," and "hereunder," shall be deemed to refer to this Agreement as amended or affected by any such supplemental agreement. All expressions like "his," "he," and "him," shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Agreement, rather than the headings, shall control. This Agreement may be executed in any number of counterparts each of which shall be deemed an original.

     Section 9.6 Governing Law. The Trust and this Agreement, and the rights, obligations and remedies of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the other laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees, the Shareholders or this Trust Agreement
(A) the provisions of Section 3540 of Title 12 of the Delaware Code or (B) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the indemnification, acts or powers of trustees or other Persons, which are inconsistent with the limitations of liabilities or authorities and powers of the Trustees or officers of the Trust set forth or referenced in this Agreement.

          The Trust shall be of the type commonly called a "statutory trust," and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions; provided, however, that the exercise of any such power, privilege or action shall not otherwise violate applicable law.

     Section 9.7 Amendments. Except as specifically provided in Article VI hereof, the Trustees may, without any Shareholder vote, amend this Agreement by making an amendment to this Agreement, an agreement supplemental hereto, or an amended and restated trust instrument. Any such amendment, having been approved by a Majority Trustee Vote, shall become effective, unless otherwise provided by such Trustees, upon being executed by a duly authorized officer of the Trust. A certification signed by a duly authorized officer of the Trust setting forth an amendment to this Agreement and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of this Agreement, as amended, executed by a majority of the Trustees, or a duly authorized officer of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

     Section 9.8 Provisions in Conflict with Law. The provisions of this Agreement are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with applicable law, the conflicting provision shall be deemed never to have constituted a part of this Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

     Section 9.9 Shareholders' Right to Inspect Shareholder List. Except as may be permitted by Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended from time to time, no Shareholder shall have the right to obtain from the Trust a list of the Trust's Shareholders; provided, however, that one or more Persons who together and for at least six months have been Shareholders of at least five percent (5%) of the Outstanding Shares of any Class may present to any officer of the Trust a written request for a list of its Shareholders, stating that they wish to communicate with other Shareholders with a view to requesting in writing that the Trustees call a special meeting of the Shareholders solely for the purpose of removing one or more Trustees. Within twenty (20) days after such request is made, the Trust shall prepare and have available on file at its principal office a list verified under oath by one of its officers or its transfer agent or registrar which sets forth the name and address of each Shareholder. The rights provided for herein shall not extend to any Person who is a beneficial owner but not also a record owner of Shares of the Trust.

     Section 9.10 Information Regarding the Business and Financial Condition and Affairs of the Trust. No shareholder shall have the right to obtain from the Trust information regarding the business and financial condition of the Trust or other information regarding the affairs of the Trust; provided, however, that the Trust may, in its sole discretion, provide such information to the Shareholders.

                                                                SUB-ITEM 77Q1(A)

          IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument this 14th day of September, 2005.


                                        /s/ Bob R. Baker
                                        ----------------------------------------
                                        Bob R. Baker


                                        /s/ Frank S. Bayley
                                        ----------------------------------------
                                        Frank S. Bayley


                                        /s/ James T. Bunch
                                        ----------------------------------------
                                        James T. Bunch


                                        /s/ Bruce L. Crockett
                                        ----------------------------------------
                                        Bruce L. Crockett


                                        /s/ Albert R. Dowden
                                        ----------------------------------------
                                        Albert R. Dowden


                                        /s/ Edward K. Dunn, Jr.
                                        ----------------------------------------
                                        Edward K. Dunn, Jr.


                                        /s/ Jack M. Fields
                                        ----------------------------------------
                                        Jack M. Fields


                                        /s/ Carl Frischling
                                        ----------------------------------------
                                        Carl Frischling


                                        /s/ Robert H. Graham
                                        ----------------------------------------
                                        Robert H. Graham


                                        /s/ Gerald J. Lewis
                                        ----------------------------------------
                                        Gerald J. Lewis


                                        /s/ Prema Mathai-Davis
                                        ----------------------------------------
                                        Prema Mathai-Davis

                                        /s/ Lewis F. Pennock
                                        ----------------------------------------
                                        Lewis F. Pennock


                                        /s/ Ruth H. Quigley
                                        ----------------------------------------
                                        Ruth H. Quigley


                                        /s/ Larry Soll
                                        ----------------------------------------
                                        Larry Soll


                                        /s/ Mark H. Williamson
                                        ----------------------------------------
                                        Mark H. Williamson